UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report(Date of earliest event reported)October 17,1996(October 17,1995)

Commission File Number                        0-14695

                NTS-PROPERTIES VI, A Maryland Limited Partnership
             (Exact name of registrant as specified in its charter)

         Maryland                                  61-1066060
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

   10172 Linn Station Road
   Louisville, Kentucky                                40223
(Address of principal executive                     (Zip Code)
offices)

Registrant's telephone number,
including area code                                (502) 426-4800

                                 Not Applicable
               Former name, former address and former fiscal year,
                          if changed since last report




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Item 5.      Other Items

             As of October 17, 1996, NTS-Properties VI, a Maryland Limited Partnership (the "Partnership") funded an additional $250,000 to its Interest Repurchase Reserve pursuant to Section 16.4 of the Partnership's Amended and Restated Agreement of Limited Partnership. Under Section 16.4, limited partners may request the Partnership to repurchase their respective interests (Units) in the Partnership. With this Interest Repurchase Reserve funding, the Partnership will be able to repurchase up to 1,000 Units at a price of $250 per Unit. Units will be repurchased on a "first-come, first-served" basis until the Interest Repurchase Reserve is depleted. The first units to be repurchased will be those previously submitted and not repurchased with earlier Interest Repurchase Reserve fundings. If the number of Units submitted for repurchase exceeds that which can be repurchased by the Partnership with the remaining balance of the current funding, those additional Units may be repurchased in subsequent quarters. The above offering price per Unit was established by the General Partner in its sole discretion and does not purport to represent the fair market value or liquidation value of the Unit. The General Partner believes that this purchase price represents a substantial discount from the value of each Unit. However, there is no guarantee of the amount that limited partners who choose not to sell their Units will receive upon the ultimate liquidation of the Partnership.




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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           NTS-PROPERTIES VI, a Maryland
                                           Limited Partnership
                                                     (Registrant)


                                           BY:   NTS-Properties Associates VI
                                                 BY:  NTS Capital Corporation,
                                                        General Partner


                                                       /s/ John W. Hampton
                                                       John W. Hampton
                                                       Senior Vice President



Date:    October 17, 1996




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